UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2023 (June 19, 2023)

Reata Pharmaceuticals, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37785	11-3651945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5320 Legacy Drive

Plano, TX 75024

(Address of Principal executive offices, including zip code)

(972) 865-2219

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, Par Value $0.001 Per Share	RETA	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Reata Pharmaceuticals, Inc. (the “Company”) and TC Legacy Phase I Venture LLC (the “Landlord”) entered into that certain Lease Agreement dated October 15, 2019, as amended by the First Amendment to Lease Agreement, dated May 27, 2020 (collectively, the “Original Lease”). The Company and the Landlord entered into a Second Amendment to the Original Lease effective as of June 19, 2023 (the “Amendment”). The Amendment provides for a revised tenant improvement allowance of up to $29,822,141.00 (“New Allowance”), which may be used for construction costs for the office floors and the lab space of the building. After accounting for previous disbursements of tenant allowance by the Landlord under Original Lease, the New Allowance increases the total construction allowance under the lease by $5,099,723.00. Under the Original Lease, the landlord had the right to require the Company to pay construction costs exceeding the allocated tenant improvement allowance before the Landlord had the obligation to make any disbursements of the tenant allowance. Under the Amendment, the Company is required to pay the first $2,500,000 of costs for office improvements and the first $2,500,000 of costs for lab space improvements before the Landlord has an obligation to fund any of the New Allowance. After the Company makes the required upfront payments for each of the office improvements and the lab space improvements, the Landlord is required to make disbursements of the New Allowance pari passu with the Company until the final 10 percent of the contract value approved by Landlord. The 10 percent retainage is to be paid to the Company following the completion of the leasehold improvements, commencement of business operations, and certain building occupancy requirements. The amount of the disbursements to be made by the Landlord shall be determined by multiplying the amount of the requested disbursement by a fraction, the numerator of which is the difference between the office floors or lab floor tenant allowance and the office floors or lab floor 10 percent retainage, as applicable, and the denominator of which is the difference between the office floors or lab floor total construction costs and the Company’s upfront payment for the office floors or lab floor, as applicable.

As consideration for the additional tenant improvement allowance and related payment terms, the Company agreed to an increase in the base rent at a more favorable rate of return than set forth in the Original Lease. In addition, the Company agreed to terminate the Expansion Agreement, which granted to the Company certain rights to lease additional office space in buildings owned by the landlord’s affiliate in the vicinity of the Company’s leased premises.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Reata Pharmaceuticals, Inc.

Date: June 20, 2023	By:	/s/ Manmeet S. Soni
Manmeet S. Soni
Chief Operating Officer, Chief Financial Officer and President